Exhibit 3.1

G	122
CHFP029

COMPANIES FORM No. 122

Notice of consolidation, division,

sub-division, redemption or
cancellation of shares, or conversion,
re-conversion of stock into shares

Pursuant to section 122 of the Companies Act 1985

To the Registrar of Companies	For official use Company number 67307
(Address overleaf)

Name of company

Marconi Corporation plc

gives notice that:

With effect from 9 September 2003, following approval at the Company’s AGM held on 8 September 2003, every five of the issued and unissued ordinary shares in Marconi Corporation plc with a nominal value of 5p (five pence) each were consolidated into one new ordinary share in Marconi Corporation plc with a nominal value of 25p (twenty five pence).

‡ Insert Director, Secretary, Administrator, Administrative Receiver or Receiver (Scotland) as appropriate.

Signed	Designation ‡ Secretary Date 26 September 2003
               M A SKELLY

Presenter’s name and address and reference (if any):

Paul Manuel

Marconi Corporation plc
34 Grosvenor Square
London
W1A 4QP

For official Use (02-00)

Mortgage Section

Post Room